Exhibit 99.1

For Immediate Release

Wrigley Company Declares Regular Quarterly Dividend

CHICAGO – May 20, 2005 – At their regularly scheduled meeting held today in Chicago, the Board of Directors of the Wm. Wrigley Jr. Company (NYSE:WWY) declared a regular dividend of $0.28 on each share of Common Stock and each share of Class B Common Stock for the three-month period beginning August 1, 2005.  These dividends are payable on August 1, 2005 to stockholders of record of each class of stock outstanding at the close of business on July 15, 2005.

FROM:	WM. WRIGLEY JR. COMPANY
Christopher Perille, Senior Director – Corporate Communications
Phone: (312) 645-4077

Kelly McGrail, Director – Corporate Communications
Phone: (312) 645-4754

The Wrigley Company is a recognized leader in the confectionery field and the world’s largest manufacturer and marketer of chewing gum, with global sales of over $3.6 billion.  The Company markets its world-famous brands in more than 180 countries.  Those brands, a couple of which have been around for over 100 years, include Doublemint®, Wrigley’s Spearmint®, Big Red®, Juicy Fruit®, Winterfresh®, Extra®, Freedent®, Hubba Bubba®, Orbit®, Excel®, Eclipse ®, Airwaves®, Alpine®, Cool Air®, and P.K.®